Exhibit 4.5

BROOKFIELD ASSET MANAGEMENT INC.

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BROOKFIELD PROPERTY PARTNERS L.P.

FORM OF REGISTRATION RIGHTS AGREEMENT

■, 2012

TABLE OF CONTENTS

Article 1 INTERPRETATION		1

1.1	Definitions	1

1.2	Headings and Table of Contents	5

1.3	Interpretation	5

1.4	Invalidity of Provisions	6

1.5	Entire Agreement	6

1.6	Waiver, Amendment	6

1.7	Governing Law	7

Article 2 REGISTRATION RIGHTS		7

2.1	Demand Registration	7

2.2	Piggyback Registrations	10

2.3	Short-Form Filings	11

2.4	Holdback Agreements	12

2.5	Registration Procedures	13

2.6	Suspension of Dispositions	17

2.7	Registration Expenses	18

2.8	Indemnification	18

2.9	Transfer of Registration Rights	21

2.10	Current Public Information	22

2.11	Preservation of Rights	22

Article 3 TERMINATION		22

3.1	Termination	22

Article 4 MISCELLANEOUS		23

4.1	Enurement	23

4.2	Notices	23

4.3	Authority	24

4.4	Further Assurances	24

4.5	Counterparts	24

REGISTRATION RIGHTS AGREEMENT

THIS AGREEMENT made as of the ■ day of ■, 2012

BETWEEN:

BROOKFIELD ASSET MANAGEMENT INC. (“Brookfield”)

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BROOKFIELD PROPERTY PARTNERS L.P. (“BPY”)

RECITALS:

WHEREAS, BPY desires to provide the Holders (as defined herein) with the registration rights specified in this Agreement with respect to Registrable Units (as defined herein) on the terms and subject to the conditions set forth herein.

NOW THEREFORE in consideration of the premises, mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree, each with the other, as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

1.1.1 “Adverse Effect” has the meaning assigned to such term in Section 2.1.5;

1.1.2 “Advice” has the meaning assigned to such term in Section 2.6;

1.1.3 “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by such Person, or is under common Control of a third Person;

1.1.4 “Agreement” means this Registration Rights Agreement;

1.1.5 “BPY” has the meaning assigned to such term in the preamble;

1.1.6 “Brookfield” has the meaning assigned to such term in the preamble;

1.1.7 “Business Day” means every day except a Saturday or Sunday, or a day which is a statutory or civic holiday in Bermuda, the Province of Ontario, or the State of New York;

1.1.8 “Canadian Commissions” means the securities commissions or other securities regulatory authorities in each of the provinces and territories of Canada and any successor regulatory authorities having similar powers and, to the extent applicable, in any such province or territory, a federal securities commission or similar regulatory authority;

1.1.9 “Canadian Securities Laws” means, collectively, the applicable securities legislation, regulations, rules, policies, blanket rulings, decisions and orders of each of the provinces and territories of Canada and the Canadian Commissions;

1.1.10 “Control” means the control by one Person of another Person in accordance with the following: a Person (“A”) controls another Person (“B”) where A has the power to determine the management and policies of B by contract or status (for example, the status of A being the general partner of B) or by virtue of the beneficial ownership of or control over a majority of the voting interests in B; and, for greater certainty and without limitation, if A owns or has control over shares or other securities to which are attached more than 50% of the votes permitted to be cast in the election of directors to the Governing Body of B, or A is the general partner of B, a limited partnership, then in each case A Controls B for this purpose; and the term “Controlled” has the corresponding meaning;

1.1.11 “Demand Registration” has the meaning assigned to such term in Section 2.1.1(a);

1.1.12 “Demanding Unitholders” has the meaning assigned to such term in Section 2.1.1(a);

1.1.13 “Demand Request” has the meaning assigned to such term in Section 2.1.1(a);

1.1.14 “Effective” means, in the case of a Registration Statement, a declaration by the SEC that such registration statement is effective, and in the case of a Prospectus, the issuance by the applicable Canadian Commission of a receipt for the final prospectus;

1.1.15 “Effective Date” means the date a Registration Statement or Prospectus becomes Effective;

1.1.16 “Excluded Registration” means a registration of (i) securities pursuant to one or more Demand Registrations pursuant to Section 2.1 hereof, (ii) securities registered under the U.S. Securities Act on Form S-8, and (iii) securities registered to effect the acquisition of, or combination with, another Person;

1.1.17 “FINRA” means Financial Industry Regulatory Authority, Inc.;

1.1.18 “Holder” means (i) Brookfield, (ii) any subsidiary of Brookfield holding Registrable Units, and (iii) any direct or indirect transferee of Brookfield or any of its subsidiaries who shall become a party to this Agreement in accordance with Section 2.9 and has agreed in writing to be bound by the terms of this Agreement;

1.1.19 “Governing Body” means (i) with respect to a corporation or limited company, the board of directors of such corporation or limited company, (ii) with respect to a limited liability company, the manager(s) or managing partner(s) of such limited liability company, (iii) with respect to a partnership, the board, committee or other body of each general partner or managing partner of such partnership that serves a similar function (or if any such general partner or managing partner is itself a partnership, the board, committee or other body of such general or managing partner’s general or managing partner that serves a similar function), and (iv) with respect to any other Person, the body of such Person that serves a similar function, and in the case of each of (i) through (iv) includes any committee or other subdivision of such body and any Person to whom such body has delegated any power or authority, including any officer or managing director;

1.1.20 “Inspectors” has the meaning assigned to such term in Section 2.5(m);

1.1.21 “Person” means any natural person, partnership, limited partnership, limited liability partnership, joint venture, syndicate, sole proprietorship, company or corporation (with or without share capital), limited liability company, unlimited liability company, joint stock company, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted and pronouns have a similarly extended meaning;

1.1.22 “Piggyback Registration” has the meaning assigned to such term in Section 2.2.1;

1.1.23 “POP Issuer” means an issuer eligible to use the POP System or equivalent system established from time to time by the Canadian Commissions;

1.1.24 “POP System” means the prompt offering prospectus qualification system under National Instrument 44-101 of the Canadian Securities Administrators entitled “Short Form Prospectus Distributions”;

1.1.25 “Prospectus” means a prospectus (including a Shelf Prospectus), including any amendment or supplement thereto, prepared in accordance with applicable Canadian Securities Laws for the purpose of qualifying securities for distribution to the public in any province or territory of Canada;

1.1.26 “Records” has the meaning assigned to such term in Section 2.5(m);

1.1.27 “register,” “registered” and “registration” refers to (i) a registration effected by preparing and filing a registration statement in compliance with the U.S. Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and (ii) a qualification for distribution under Canadian Securities Laws effected by preparing and filing a Prospectus;

1.1.28 “Registration Statement” means a registration statement on Form F-1 or F-3 under the U.S. Securities Act (which includes any preliminary prospectus, prospectus, prospectus supplement or free writing prospectus used in connection therewith);

1.1.29 “Registrable Units” means the Units owned by Holders, including Units, issuable to Holders on the conversion of securities convertible, exchangeable or exercisable into Units owned by a Holder, together with any securities owned by Holders issued with respect to such Units by way of dividend or split or in connection with a combination of units, recapitalization, merger, consolidation, amalgamation, arrangement or other reorganization; provided, however, that Units that, pursuant to Section 3.1, no longer have registration rights hereunder shall not be considered Registrable Units;

1.1.30 “Requesting Holders” shall mean any Holder(s) requesting to have its (their) Registrable Units included in any Demand Registration or Shelf Registration;

1.1.31 “Required Filing Date” has the meaning assigned to such term in Section 2.1.1(b);

1.1.32 “SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the U.S. Securities Act;

1.1.33 “Securities Laws” means Canadian Securities Laws or U.S. Securities Laws, applicable;

1.1.34 “Seller Affiliates” has the meaning assigned to such term in Section 2.8.1;

1.1.35 “Shelf Prospectus” means a shelf prospectus of BPY filed with the Canadian Commissions under Canadian Securities Laws for offers and secondary sales of Registrable Units on a continuous basis;

1.1.36 “Shelf Registration” means a registration of the Registrable Units under a registration statement pursuant to Rule 415 under the U.S. Securities Act;

1.1.37 “Suspension Notice” has the meaning assigned to such term in Section 2.6;

1.1.38 “Units” means limited partnership units of BPY;

1.1.39 “U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder;

1.1.40 “U.S. Securities Act” means the United States Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations promulgated by the SEC thereunder; and

1.1.41 “U.S. Securities Laws” means, collectively, the securities laws of the United States, including the U.S. Exchange Act, the U.S. Securities Act, state securities or “blue sky” laws within the United States, and all rules, regulations and ordinances promulgated thereunder.

1.2	Headings and Table of Contents

The inclusion of headings and a table of contents in this Agreement are for convenience of reference only and will not affect the construction or interpretation hereof.

1.3	Interpretation

In this Agreement, unless the context otherwise requires:

1.3.1 words importing the singular shall include the plural and vice versa, words importing gender shall include all genders or the neuter, and words importing the neuter shall include all genders;

1.3.2 the words “include”, “includes”, “including”, or any variations thereof, when following any general term or statement, are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;

1.3.3 references to any Person include such Person’s successors and permitted assigns;

1.3.4 except as otherwise provided in this Agreement, any reference in this Agreement to a statute, regulation, policy, rule or instrument shall include, and shall be deemed to be a reference also to, all rules and regulations made under such statute, in the case of a statute, all amendments made to such statute, regulation, policy, rule or instrument and to any statute, regulation, policy, rule or instrument that may be passed which has the effect of supplementing or superseding the statute, regulation, policy, rule or instrument so referred to;

1.3.5 any reference to this Agreement or any other agreement, document or instrument shall be construed as a reference to this Agreement or, as the case may be, such other agreement, document or instrument as the same may have been, or may from time to time be, amended, varied, replaced, amended and restated, supplemented or otherwise modified;

1.3.6 in the event that any day on which any amount is to be determined or any action is required to be taken hereunder is not a Business Day, then such amount shall be determined or such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day; and

1.3.7 except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in U.S. currency.

1.4	Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect. The parties will engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

1.5	Entire Agreement

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement, or any amendment or supplement hereto, by any party to this Agreement or its directors, officers, employees or agents, to any other party to this Agreement or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement, and none of the parties to this Agreement has been induced to enter into this Agreement or any amendment or supplement by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

1.6	Waiver, Amendment

Except as expressly provided in this Agreement, no waiver of this Agreement will be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement will constitute a waiver of any other provision nor will any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided. A party’s failure or delay in exercising any right under this

Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a party from any other or further exercise of that right or the exercise of any other right. This Agreement may not be amended or modified in any respect except by a written agreement signed by BPY, Brookfield (so long as Brookfield owns any Units) and the Holders of a majority of the then outstanding Registrable Units.

1.7	Governing Law

This Agreement will be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party irrevocably attorns and submits to the non-exclusive jurisdiction of the Ontario courts situated in the City of Toronto and waives objection to the venue of any proceeding in such court or any argument that such court provides an inconvenient forum.

ARTICLE 2

REGISTRATION RIGHTS

2.1	Demand Registration

2.1.1 Request for Registration

(a)	Commencing on the date hereof, any Holder shall have the right to require BPY to file a Registration Statement and/or a Prospectus for a public offering of all or part of its Registrable Units (a “Demand Registration”), by delivering to BPY written notice stating that such right is being exercised, naming the Holders whose Registrable Units are to be included in such registration (collectively, the “Demanding Unitholders”), specifying the number of each such Demanding Unitholder’s Registrable Units to be included in such registration and, subject to Section 2.1.3 hereof, describing the intended method of distribution thereof (a “Demand Request”).

(b)	Each Demand Request shall specify the aggregate number of Registrable Units proposed to be sold. Subject to Section 2.1.6, BPY shall file a Registration Statement and/or Prospectus in respect of a Demand Registration as soon as practicable and, in any event, within forty-five (45) days after receiving a Demand Request (the “Required Filing Date”) and shall use reasonable best efforts to cause the same to be declared Effective as promptly as practicable after such filing; provided, however, that:

(i)	BPY shall not be obligated to file a Registration Statement or a Prospectus in respect of a Demand Registration pursuant to Section 2.1.1(a) within sixty (60) days after the Effective Date of a previous Demand Registration, other than a Shelf Registration pursuant to this Article 2; and

(ii)	BPY shall not be obligated to file a Registration Statement or a Prospectus in respect of a Demand Registration pursuant to Section 2.1.1(a) unless the Demand Request is for (A) a number of Registrable Units with a market value that is equal to at least $50,000,000 as of the date of such Demand Request, or (B) all of the Registrable Securities then held by the Demanding Unitholder.

2.1.2 Shelf Registration. With respect to any Demand Registration, the Requesting Holders may request BPY to file a Shelf Prospectus or effect a Shelf Registration.

2.1.3 Selection of Underwriters. At the request of a Requesting Holder, the offering of Registrable Units pursuant to a Demand Registration shall be in the form of a “firm commitment” underwritten offering. The Requesting Holder shall select the investment banking firm or firms to manage the underwritten offering; provided that such selection shall be subject to the consent of BPY, which consent shall not be unreasonably withheld or delayed. No Holder may participate in any registration pursuant to Section 2.1.1 unless such Holder (a) agrees to sell such Holder’s Registrable Units on the basis provided in any underwriting arrangements described above and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder’s ownership of Registrable Units to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Holder’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with Securities Laws as may be reasonably requested; provided, further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Registrable Units, and the liability of each such Holder will be in proportion thereto, and provided, further, that such liability will be limited to the net amount received by such Holder from the sale of its Registrable Units pursuant to such registration.

2.1.4 Rights of Non-Requesting Holders. Upon receipt of any Demand Request, BPY shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other Holders, who shall have the right, exercisable by written notice to BPY within twenty (20) days of their receipt of BPY’s notice, to elect to include in such Demand Registration such portion of their Registrable Units as they may request. All Holders requesting to have their Registrable Units included in a Demand Registration in accordance with the preceding sentence and all Demanding Unitholders shall be deemed to be “Requesting Holders” for purposes of this Section 2.1. BPY shall also have the right to issue and sell Units in such Demand Registration, subject to Section 2.1.5.

2.1.5 Priority on Demand Registrations. No securities to be sold for the account of any Person (including BPY) other than a Requesting Holder shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Requesting Holders in writing that the inclusion of such securities will not adversely affect the price, timing or distribution of the offering or otherwise adversely affect its success (an “Adverse Effect”). Furthermore, if the managing underwriter or underwriters shall advise the Requesting Holders that, even after exclusion of all securities of other Persons (including BPY) pursuant to the immediately preceding sentence, the amount of Registrable Units proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause an Adverse Effect, the Registrable Units of the Requesting Holders to be included in such Demand Registration shall equal the number of Registrable Units which the Requesting Holders are so advised can be sold in such offering without an Adverse Effect and such Registrable Units shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Units requested to be included in such registration by each such Requesting Holder.

2.1.6 Deferral of Filing. BPY may defer the filing (but not the preparation) of a Registration Statement or Prospectus, as applicable, required by Section 2.1 until a date not later than ninety (90) days after the Required Filing Date if (a) at the time BPY receives the Demand Request, BPY is engaged in confidential negotiations or other confidential activities, disclosure of which would be required in such Registration Statement or Prospectus, as applicable (but would not be required if such Registration Statement or Prospectus, as applicable, were not filed), and the Board of Directors of the general partner of BPY determines in good faith that such disclosure would be materially detrimental to BPY and its unitholders, (b) prior to receiving the Demand Request, BPY had determined to effect a registered underwritten public offering of BPY’s securities for BPY’s account and BPY had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering, or (c) at the time BPY receives the Demand Request, BPY is currently engaged in a self-tender or exchange offer and the filing of a Registration Statement or Prospectus, as applicable, would cause a violation of applicable Securities Laws. A deferral of the filing of a Registration Statement or Prospectus, as applicable, pursuant to this Section 2.1.6 shall be lifted, and the requested Registration Statement or Prospectus, as applicable, shall be filed forthwith, if, in the case of a deferral pursuant to clause (a) of the preceding sentence, the negotiations or other activities are disclosed, otherwise become publicly known, or are terminated, or, in the case of a deferral pursuant to clause (b) of the preceding sentence, the proposed registration for BPY’s account is abandoned. In order to defer the filing of a Registration Statement or Prospectus, as applicable, pursuant to this Section 2.1.6, BPY shall promptly (but in any event within ten (10) days), upon determining to seek such deferral, deliver to the Requesting Holders a certificate signed by an officer or the Board of Directors of the general partner of BPY stating that BPY is deferring such filing pursuant to this Section 2.1.6 and a general statement of the reason for such deferral and an approximation of the anticipated delay. Within twenty (20) days after receiving such certificate, the Requesting

Holder may withdraw such Demand Request by giving notice to BPY; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. BPY may defer the filing of a particular Registration Statement or Prospectus, as applicable, pursuant to this Section 2.1.6 only once.

2.2	Piggyback Registrations

2.2.1 Right to Piggyback. Each time BPY proposes to (a) register any of its equity securities (other than pursuant to an Excluded Registration) under Canadian Securities Laws or U.S. Securities Laws for sale to the public (whether for the account of BPY or the account of any securityholder of BPY) or (b) sell any of its equity securities (other than pursuant to an Excluded Registration) and with respect to which a Shelf Registration or Shelf Prospectus is expressly being utilized to effect such sale, (clause (a) and (b) are each referred to as a “Piggyback Registration”), BPY shall give prompt written notice to each Holder of Registrable Units (which notice shall be given not less than twenty (20) days prior to the anticipated filing date of BPY’s Registration Statement, Shelf Registration or Prospectus, as applicable, or not less than ten (10) days in the case of a “bought deal” or “registered direct” financing), which notice shall offer each such Holder the opportunity to include any or all of its Registrable Units in such Registration Statement, Shelf Registration or Prospectus, as applicable, subject to the limitations contained in Section 2.2.2 hereof. Each Holder who desires to have its Registrable Units included in such Registration Statement, Shelf Registration or Prospectus, as applicable, shall so advise BPY in writing (stating the number of Registrable Units desired to be registered) within ten (10) days after the date of such notice from BPY (or within one (1) Business Day in the case of a “bought deal” financing). Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Units in any Registration Statement, Shelf Registration or Prospectus, as applicable, pursuant to this Section 2.2.1 by giving written notice to BPY of such withdrawal provided, however, that such request is made prior to the execution of an underwriting agreement (or similar agreement) with respect to such offering. Subject to Section 2.2.2 below, BPY shall include in such Registration Statement, Shelf Registration or Prospectus, as applicable, all such Registrable Units so requested to be included therein; provided, however, that BPY may at any time withdraw or cease proceeding with any such registration or sale if it shall at the same time withdraw or cease proceeding with the registration or sale of all other equity securities originally proposed to be registered or sold.

2.2.2 Priority on Piggyback Registrations

(a)

If a Piggyback Registration is an underwritten offering, and if the managing underwriter advises BPY that the inclusion of Registrable Units requested to be included in a Registration Statement, Shelf Registration or Prospectus, as applicable, would cause an Adverse Effect, BPY shall only be required to include such number of Registrable Units in such Registration Statement, Shelf Registration or Prospectus, as applicable, as such underwriter advises in writing would not cause an Adverse Effect, with priority given as follows: (i) first, the securities BPY proposes to sell, (ii) second, the Registrable Units requested to be included in such Registration Statement, Shelf Registration or Prospectus, pro rata among the Holders of such Registrable Units on the basis of the number of Registrable Units owned by each such Holder, and (iii) third, any other securities requested to be included in such Registration Statement, Shelf Registration or Prospectus. If as a result of the provisions of this Section 2.2.2(a) any Holder shall not be entitled to include all Registrable Units in a Registration Statement, Shelf Registration or Prospectus that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Units in such Registration Statement, Shelf Registration or Prospectus, as applicable.

(b)	No Holder may participate in any Registration Statement, Shelf Registration or Prospectus, as applicable, in respect of a Piggyback Registration hereunder unless such Holder (i) agrees to sell such Holder’s Registrable Units on the basis provided in any underwriting arrangements approved by BPY and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (A) such Holder’s ownership of Registrable Units to be sold or transferred free and clear of all liens, claims, and encumbrances, (B) such Holder’s power and authority to effect such transfer, and (C) such matters pertaining to compliance with applicable Securities Laws as may be reasonably requested; provided, further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Registrable Units, and the liability of each such Holder will be in proportion thereto, and provided, further, that such liability will be limited to the net amount received by such Holder from the sale of its Registrable Units pursuant to such Registration Statement, Shelf Registration or Prospectus.

2.3	Short-Form Filings

(a)	SEC Form F-3. BPY shall use its reasonable best efforts to cause Demand Registrations in the United States to be registered on Form F-3 once BPY becomes eligible to use Form F-3, and if BPY is not then eligible under the U.S. Securities Laws to use Form F-3, Demand Registrations shall be registered on the form for which BPY then qualifies. BPY shall use its reasonable best efforts to become eligible to use Form F-3 and, after becoming eligible to use Form F-3, shall use its reasonable best efforts to remain so eligible.

(b)	Short-Form Prospectus. BPY shall use its reasonable best efforts to cause Demand Registrations in Canada to be qualified by way of a short-form Prospectus prepared pursuant to the POP System if, at the time of such Demand Registration, BPY is a POP Issuer and is able to do so in all of the provinces and territories in which the Demand Registration is to be effected. For greater certainty, it is acknowledged that in the event that BPY is not a POP Issuer or is unable to utilize the POP System in one or more Canadian provinces or territories in which the Demand Registration is to be effected, BPY shall proceed by way of long-form Prospectus.

2.4	Holdback Agreements

(a)	BPY shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the ninety (90)-day period beginning on the Effective Date of a Demand Registration (other than a Shelf Registration or Shelf Prospectus, as applicable) or a Piggyback Registration, except pursuant to registrations on Form S-8 or registrations to effect the acquisition of, or combination with, another Person, or unless the underwriters managing any such public offering otherwise agree.

(b)	If any Holders of Registrable Units notify BPY in writing that they intend to effect an underwritten sale of Units on a specified date registered pursuant to a Shelf Registration or Shelf Prospectus, as applicable, pursuant to Article 2 hereof, BPY shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the seven (7) days prior to and during the ninety (90)-day period beginning on the date specified in such notice, except pursuant to registrations on Form S-8 or registrations to effect the acquisition of, or combination with, another Person, or unless the underwriters managing any such public offering otherwise agree.

(c)	Provided BPY has complied with Section 2.2, each Holder agrees, in the event of an underwritten offering by BPY (whether for the account of BPY or otherwise), not to offer, sell, contract to sell or otherwise dispose of any Registrable Units, or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 under the U.S. Securities Act (except as part of such underwritten offering), during the seven (7) days prior to, and during the ninety (90)-day period (or such lesser period as the lead or managing underwriters may require) beginning on, the Effective Date for such underwritten offering (or, in the case of an offering pursuant to an effective Shelf Registration or Shelf Prospectus, the pricing date for such underwritten offering).

2.5	Registration Procedures

Whenever any Holder has requested that any Registrable Units be registered pursuant to this Agreement, BPY will use its reasonable best efforts to effect the registration and the sale of such Registrable Units in accordance with the intended method of disposition thereof as promptly as is practicable, and pursuant thereto BPY will as expeditiously as possible:

(a)	prepare and file, pursuant to Section 2.1.1(b) with respect to any Demand Registration, subject to Section 2.3, a Registration Statement or Prospectus, as applicable, with respect to such Registrable Units and use its reasonable best efforts to cause such Registration Statement or Prospectus, as applicable, to become Effective; provided that as far in advance as practicable before filing such Registration Statement or Prospectus, as applicable, or any amendment or supplement thereto, BPY will furnish to the selling Holders copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits), and any such Holder shall have the opportunity to object to any information contained therein and BPY will make corrections reasonably requested by such Holder with respect to such information prior to filing any such Registration Statement or Prospectus, as applicable, or any amendment or supplement thereto;

(b)	except in the case of a Shelf Registration or Shelf Prospectus, prepare and file with the SEC or the applicable Canadian Commissions, such amendments, post-effective amendments and supplements to such Registration Statement or Prospectus, as applicable, as may be necessary to keep such Registration Statement or Prospectus, as applicable, effective for a period of not less than one hundred eighty (180) days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the applicable Securities Laws with respect to the disposition of all securities covered by such Registration Statement or Prospectus, as applicable, during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or Prospectus, as applicable;

(c)	in the case of a Shelf Registration or Shelf Prospectus, prepare and file with the SEC or the applicable Canadian Commissions, as applicable, such amendments and supplements to such Shelf Registration or Shelf Prospectus, as applicable, as may be necessary to keep such Shelf Registration or Shelf Prospectus, as applicable, effective and to comply with the provisions of the applicable Securities Laws with respect to the disposition of all Registrable Units subject thereto for a period ending on the earlier of (i) twenty four (24) months after the Effective Date and (ii) the date on which all the Registrable Units subject thereto have been sold pursuant to such Shelf Registration or Shelf Prospectus, as applicable;

(d)	furnish to each seller of Registrable Units and the underwriters of the securities being registered such number of copies of such Registration Statement, Shelf Registration or Prospectus, as applicable (in the English language and, if required, the French language), each amendment and supplement thereto, any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Units owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 2.6 and the requirements of the applicable Securities Laws, BPY consents to the use of the Registration Statement, Shelf Registration and Prospectus, as applicable, and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Units covered by the Registration Statement, Shelf Registration or Prospectus, as applicable);

(e)	use its reasonable best efforts to register or qualify such Registrable Units under such other securities or “blue sky” laws of such jurisdictions as the managing underwriter reasonably requests (or, in the event the Registration Statement, Shelf Registration or Prospectus, as applicable, does not relate to an underwritten offering, as the holders of a majority of such Registrable Units may reasonably request); use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such Registration Statement, Shelf Registration or Prospectus, as applicable, is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Units owned by such seller in such jurisdictions (provided, however, that BPY will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(f)

notify each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (i) when any supplement or amendment to the Registration Statement, Shelf Registration or Prospectus, as applicable, has been filed following the Effective Date, and when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Units under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, and (iii) of the happening of any event which makes any statement made in the Registration Statement, Shelf Registration or Prospectus, as applicable, untrue or which requires the making of any changes in such Registration Statement, Shelf Registration or Prospectus, as applicable, or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and the applicable Canadian Commissions (as applicable) and furnish a supplement or amendment to such Registration Statement, Shelf Registration or Prospectus, as applicable, so that, as thereafter deliverable to the purchasers of such Registrable Units, such Registration Statement, Shelf Registration or Prospectus, as applicable, will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g)	permit any selling Holder, which in such Holder’s sole and exclusive judgment, might reasonably be deemed to be an underwriter or a controlling person of BPY, to participate in the preparation of such Registration Statement, Shelf Registration or Prospectus, as applicable, and to require the insertion therein of material, furnished to BPY in writing, which in the reasonable judgment of such Holder and its counsel should be included;

(h)	make reasonably available personnel, as selected by the Holders of a majority of the Registrable Units included in such registration, for assistance in the selling effort relating to the Registrable Units covered by such registration, including, but not limited to, the participation of such members of BPY’s management in road show presentations;

(i)	otherwise use its reasonable best efforts to comply with all applicable Securities Laws, and make generally available to BPY’s securityholders an earnings statement satisfying the provisions of Section 11(a) of the U.S. Securities Act no later than thirty (30) days after the end of the twelve (12) month period beginning with the first day of BPY’s first fiscal quarter commencing after the Effective Date, which earnings statement shall cover said twelve (12) month period, and which requirement will be deemed to be satisfied if BPY timely files complete and accurate information on Forms 20-F and 6-K under the Exchange Act which otherwise complies with Rule 158 under the U.S. Securities Act;

(j)	if requested by the managing underwriter or any seller, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Units being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Units to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(k)	after filing of any document which is incorporated by reference into the Registration Statement or Prospectus, as applicable (in the form in which it was incorporated), deliver a copy of each such document to each seller;

(l)	cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any Registration Statement or Prospectus, as applicable, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to BPY’s transfer agent prior to the Effective Date a supply of such certificates;

(m)	make available for inspection by any seller, any underwriter participating in any disposition pursuant to any Registration Statement or Prospectus, as applicable, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of BPY (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause BPY’s officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement or Prospectus, as applicable; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or Prospectus, as applicable, or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, BPY shall not be required to provide any information under this subparagraph (m) if (i) BPY believes, after consultation with counsel for BPY, that to do so would cause BPY to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (x) BPY has requested and been granted from the SEC or a Canadian Commission confidential treatment of such information contained in any filing with the SEC or a Canadian Commission or documents provided supplementally or otherwise or (y) BPY reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information with respect to clause (ii) such Holder of Registrable Units requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further, that each Holder of Registrable Units agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to BPY and allow BPY, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(n)	furnish to each seller and underwriter a signed counterpart of (i) an opinion or opinions of counsel to BPY, (ii) a comfort letter or comfort letters from BPY’s independent auditors, addressed to the underwriters, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter reasonably requests, and (iii) if a Prospectus is filed in Quebec, opinions of Quebec counsel to BPY and the auditors of BPY addressed to the Holder and the underwriter or underwriters of such distribution relating to the translation of the Prospectus;

(o)	cause the Registrable Units included in any Prospectus or Registration Statement, as applicable to be listed on the Toronto Stock Exchange and on the New York Stock Exchange;

(p)	provide and cause to be maintained a transfer agent and registrar for all Registrable Units registered hereunder;

(q)	cooperate with each seller and each underwriter participating in the disposition of such Registrable Units and their respective counsel in connection with any filings required to be made with FINRA;

(r)	during the period when the Registration Statement or Prospectus, as applicable, is required to be delivered under the applicable Securities Laws, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act or with the Canadian Commissions pursuant to Canadian Securities Laws;

(s)	notify each seller of Registrable Units promptly of any request by the SEC or a Canadian Commission for the amending or supplementing of such Registration Statement or Prospectus, as applicable, or for additional information;

(t)	enter into such agreements (including underwriting agreements in the managing underwriter’s customary form) as are customary in connection with an underwritten registration; and

(u)	advise each seller of such Registrable Units, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order or ruling by the SEC or a Canadian Commission suspending the effectiveness of such Registration Statement or Prospectus, as applicable, or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

2.6	Suspension of Dispositions

Each Holder agrees by acquisition of any Registrable Units that, upon receipt of any notice (a “Suspension Notice”) from BPY of the happening of any event of the kind described in Section 2.5(f)(iii) such Holder will forthwith discontinue disposition of Registrable Units until such Holder’s receipt of the copies of the supplemented or amended Registration Statement or Prospectus, as applicable, or until it is advised in writing (the “Advice”) by BPY that the use of the Registration Statement or Prospectus, as applicable, may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Registration Statement or Prospectus, as applicable, and, if so directed by BPY, such Holder will deliver to BPY all copies, other than permanent file copies then in such Holder’s possession, of the Registration Statement or Prospectus, as applicable, covering such Registrable Units current at the time of receipt of such notice. In the event BPY shall give any such notice, the time period regarding the effectiveness of Registration Statements or Prospectuses, as applicable, set forth in Sections 2.5(b) and 2.5(c) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Units covered by such Registration Statement or Prospectus, as applicable, shall have received the copies of the supplemented or amended Registration Statement or Prospectus, as applicable, or the Advice. BPY shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

2.7	Registration Expenses

All fees and expenses incident to any registration including, without limitation, BPY’s performance of or compliance with this Article 2, all registration and filing fees, all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the reasonable fees and expenses of any “qualified independent underwriter” and of its counsel), as may be required by the rules and regulations of FINRA, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Units), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Units and of printing prospectuses), messenger and delivery expenses, the fees and expenses incurred in connection with any listing or quotation of the Registrable Units, fees and expenses of counsel for BPY and its independent auditors (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), the fees and expenses of any special experts retained by BPY in connection with such registration, and the fees and expenses of other persons retained by BPY, will be borne by BPY (unless paid by a security holder that is not a Holder for whose account the registration is being effected) whether or not any Registration Statement or Prospectus becomes Effective; provided, however, that any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Units will be borne by the Holders pro rata on the basis of the number of Units so registered and the fees and expenses of any counsel, accountants, or other persons retained or employed by any Holder will be borne by such Holder.

2.8	Indemnification

2.8.1 BPY agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Units, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who Controls such seller and any agent or investment advisor thereof (collectively, the “Seller Affiliates”) (a) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.8.3) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (c) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or violation of the Securities Laws, to the extent that any such expense or cost is not paid under subparagraph (a) or (b) above; except insofar as any such statements are made in reliance upon and in strict conformity with information furnished in writing to BPY by such seller or any Seller Affiliate for use therein or arise from such seller’s or any Seller Affiliate’s failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto after BPY has furnished such seller or Seller Affiliate with a sufficient number of copies of the same. The reimbursements required by this Section 2.8.1 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

2.8.2 In connection with any Registration Statement or Prospectus in which a seller of Registrable Units is participating, each such seller will furnish to BPY in writing such information and affidavits as BPY reasonably requests for use in connection with any such Registration Statement or Prospectus, as applicable, and, to the fullest extent permitted by law, each such seller will indemnify BPY and each of its employees, advisors, agents, representatives, partners, officers and directors and each Person who Controls BPY (excluding such seller or any Seller Affiliate) and any agent or investment advisor thereof against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.8.3) resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus, as applicable, or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates specifically for inclusion in the Registration Statement or Prospectus, as applicable; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Units, and the liability of each such seller of Registrable Units will be in proportion to, and will be limited to, the net amount received by such seller from the sale of Registrable Units pursuant to such Registration

Statement or Prospectus, as applicable; provided, however, that such seller of Registrable Units shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or Prospectus, as applicable, or amendment thereof or supplement thereto, such seller has furnished in writing to BPY information expressly for use in such Registration Statement or Prospectus, as applicable, or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to BPY.

2.8.3 Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the indemnifying party has agreed to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person, or (iii) such counsel has been retained due to a conflict as described below. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (A) such settlement or compromise contains a full and unconditional release of the indemnified party without any admission of liability on the part of such indemnified party or (B) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim (together with appropriate local counsel), unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

2.8.4 Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.8.1 or Section 2.8.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8.4 were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.8.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.8.3, defending any such action or claim. Notwithstanding the provisions of this Section 2.8.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Units exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Registration Statement or Prospectus, as applicable, or any amendment thereof or supplement thereto related to such sale of Registrable Units. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.8.4 to contribute shall be several in proportion to the amount of Registrable Units registered by them and not joint.

2.8.5 If indemnification is available under this Section 2.8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.8.1 and Section 2.8.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in Section 2.8.4 subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.8.2.

2.8.6 The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

2.9	Transfer of Registration Rights

The rights of each Holder under this Agreement may, in the Holder’s discretion, be assigned, in whole or in part, to any direct or indirect transferee of all or any portion of such Holder’s Registrable Units who agrees in writing to be subject to and bound by all the terms and conditions of this Agreement. For greater certainty, in the case of a transfer of less than all of such Holder’s Registrable Units, no such assignment will limit or otherwise impair the transferor’s rights under this Agreement.

2.10	Current Public Information

BPY will file the reports required to be filed by it under applicable Securities Laws (or, if BPY is not required to file such reports, will, upon the request of the Holders, make publicly available other information) and will take such further action as any of the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under, and subject to the limitations of, applicable Securities Laws. Upon the reasonable request of any Holder, BPY will deliver to such parties a written statement as to whether it has complied with such requirements and will, at its expense, forthwith upon the request of any such Holder, deliver to such Holder a certificate, signed by an officer, stating (a) BPY’s name, address and telephone number (including area code), (b) BPY’s Internal Revenue Service identification number and Business Number issued by the Canada Revenue Agency, (c) BPY’s SEC and SEDAR file numbers, (d) the number of Units outstanding as shown by the most recent report or statement published by BPY, and (e) whether BPY has filed the reports required to be filed under the applicable Securities Laws for a period or at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

2.11	Preservation of Rights

BPY will not directly or indirectly (a) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Holders in this Agreement.

ARTICLE 3

TERMINATION

3.1	Termination

The Holders may exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves. The registration rights hereunder shall cease to apply to any particular Registrable Unit when: (a) a Registration Statement or Prospectus, as applicable, with respect to the sale of such Units (or other securities) shall have become Effective and such Units shall have been disposed of in accordance with such Registration Statement or Prospectus, as applicable; (b) such Units (or other securities) shall have been sold to the public pursuant to an exemption under applicable Securities Laws; (c) such Units (or other securities) shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by BPY and subsequent public distribution of them shall not require registration under applicable Securities Laws; (d) such Units (or other securities) shall have ceased to be outstanding; or (e) such Registrable Units are eligible for sale pursuant to Rule 144(b)(1) (without the requirement for BPY to be in compliance with the current public information required under Rule 144) under the U.S. Securities Act. BPY shall promptly upon the request of any Holder furnish to such Holder evidence of the number of Registrable Units then outstanding.

ARTICLE 4

MISCELLANEOUS

4.1	Enurement

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

4.2	Notices

Any notice or other communication required or permitted to be given hereunder will be in writing and will be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, will be deemed to have been received on the fourth Business Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, will be deemed to have been received on the Business Day following the sending, or if delivered by hand will be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address will also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications will be delivered by hand or sent by facsimile or other means of electronic communication and will be deemed to have been received in accordance with this section. Notices and other communications will be addressed as follows:

4.2.1 if to Brookfield:

Brookfield Asset Management Inc.

Brookfield Place, 181 Bay Street

Suite 300, P.O. Box 762

Toronto, Ontario M5J 2T3

Attention: Vice President, Legal Affairs

4.2.2 if to BPY:

Brookfield Property Partners Limited

73 Front Street

Hamilton HM 12 Bermuda

Attention: Secretary

or to such other addresses as a party may from time to time notify the other in accordance with this Section 4.2.

If to any other Holder, the address indicated for such Holder in BPY’s stock transfer records with copies, so long as Brookfield owns any Registrable Units, to Brookfield as provided above.

4.3	Authority

Each of the parties hereto represents to the other that (a) it has the corporate or partnership power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate or partnership action and no such further action is required, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

4.4	Further Assurances

Each of the parties hereto will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and will use commercially reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

4.5	Counterparts

This Agreement may be signed in counterparts and each of such counterparts will constitute an original document and such counterparts, taken together, will constitute one and the same instrument.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

BROOKFIELD ASSET MANAGEMENT INC.

By:
Name:
Title:

BROOKFIELD PROPERTY PARTNERS L.P., by its general partner, BROOKFIELD PROPERTY PARTNERS LIMITED

By:
Name:
Title: